Exhibit 99.3

QUARTERLY OPERATING STATISTICS BY SEGMENT (UNAUDITED)

FOR THE THREE YEAR PERIOD ENDED DECEMBER 31, 2012

	Three Months Ended												Years Ended December 31,
	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011	12/31/2011	3/31/2012	6/30/2012	9/30/2012	12/31/2012	2010	2011	2012
Truckload:
Weekly trucking revenue xFSR per tractor	$2,704	2,917	2,923	2,897	2,798	3,023	3,056	2,999	3,028	3,169	3,174	3,292	$2,862	2,968	3,165
Total loaded miles (a)	257,130	279,402	283,973	281,461	274,612	291,959	289,487	269,212	262,549	268,905	266,328	267,557	1,101,965	1,125,270	1,065,339
Deadhead miles percentage	12.2%	11.6%	11.6%	12.0%	11.6%	10.8%	10.5%	11.1%	11.3%	10.9%	10.9%	11.3%	11.8%	11.0%	11.1%
Average tractors available for dispatch:
Company	8,186	8,264	8,405	8,549	8,680	8,588	8,249	8,024	7,683	7,599	7,327	7,425	8,351	8,385	7,508
Owner-operator	3,247	3,337	3,415	3,454	3,473	3,522	3,634	3,490	3,354	3,351	3,399	3,340	3,363	3,530	3,361

Total	11,433	11,601	11,820	12,003	12,153	12,110	11,883	11,514	11,037	10,950	10,726	10,765	11,714	11,915	10,869

Dedicated:
Weekly trucking revenue xFSR per tractor	$3,320	3,335	3,314	3,285	3,310	3,376	3,281	3,256	3,370	3,355	3,336	3,366	3,314	3,305	3,357
Average tractors available for dispatch:
Company	2,042	2,123	2,158	2,234	2,221	2,328	2,451	2,635	2,537	2,717	2,773	2,768	2,139	2,409	2,698
Owner-operator	449	461	470	482	500	510	564	708	668	664	646	671	466	570	663

Total	2,491	2,584	2,628	2,716	2,721	2,838	3,015	3,343	3,205	3,381	3,419	3,439	2,605	2,979	3,361

Intermodal:
Average tractors available for dispatch:
Company	138	165	193	199	194	225	272	269	271	283	276	268	174	240	275
Owner-operator	—	—	—	—	—	—	1	—	—	—	1	7	—	—	2

Total	138	165	193	199	194	225	273	269	271	283	277	275	174	240	277

Load count	23,544	27,287	27,827	27,468	22,785	24,303	27,879	31,452	30,710	35,694	37,878	40,862	106,126	106,419	145,144
Average Container Count	4,200	4,200	4,250	4,713	4,942	5,393	5,820	5,955	6,317	6,489	7,403	8,628	4,341	5,527	7,209

(a)	Total loaded miles presented in thousands.